Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of June 19, 2015, among ALLIANCE HEALTHCARE SERVICES, INC., a Delaware corporation (“Company”), the Lenders party hereto, and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent for Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Company, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of June 3, 2013 (as amended, restated, amended and restated, supplemented and/or otherwise modified to but not including the date hereof, the “Credit Agreement”);

WHEREAS, Company will borrow an aggregate principal amount equal to $30,000,000 of Incremental Term Loans (the “2015 Incremental Term Loans”) made pursuant to Section 2.11 of the Credit Agreement, which with the consent of the Administrative Agent evidenced hereby, shall be added to and constitute a part of the Initial Term Loans (other than for purposes of Sections 2.1A(i), Section 2.5A and Sections 5.9A and C of the Credit Agreement);

WHEREAS, Company has requested that each 2015 Incremental Term Loan Lender make commitments (each a “2015 Incremental Term Commitment”) to provide the 2015 Incremental Term Loans, on the terms and conditions set forth herein, in the 2015 Incremental Term Loan Commitment Agreement and in Section 2.11 of the Credit Agreement;

WHEREAS, the Company will use the proceeds of the 2015 Incremental Term Loans (a) to repay certain Revolving Loans (and any accrued but unpaid interest thereon) outstanding on the Second Amendment Effective Date (as defined below), (b) to pay fees and expenses related to this Amendment and the 2015 Incremental Term Loans and (c) for the general corporate purposes of Company and its Subsidiaries as otherwise permitted under the Credit Agreement.

WHEREAS, the parties hereto desire to make certain amendments to the Credit Agreement as more fully set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Credit Agreement.

Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Credit Agreement is hereby amended in accordance with this Section 1.

A. Section 1.1 of the Credit Agreement is hereby amended by adding in the appropriate alphabetical order the following new definitions:

“2015 Incremental Term Loan Commitment Agreement” means the Incremental Term Loan Commitment Agreement, dated as of June 19, 2015, among Company, each 2015 Incremental Term Loan Lender and the Administrative Agent and acknowledged by each Subsidiary Guarantor.

“2015 Incremental Term Loan Lenders” means the persons identified as “Lenders” and listed on the signature pages to the 2015 Incremental Term Loan Commitment Agreement, together with their successors and permitted assigns pursuant to Section 10.1.

“2015 Incremental Term Loans” means the Loans made by the 2015 Incremental Term Loan Lenders pursuant to the 2015 Incremental Term Loan Commitment Agreement.

“Second Amendment” means Amendment No. 2 to Credit Agreement, dated as of June 19, 2015, among Company, the Lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” has the meaning assigned thereto in the Second Amendment.

B. The definition of “Initial Term Loans” is hereby replaced in its entirety as follows:

““Initial Term Loans” means the Loans made by the Lenders to Company pursuant to Section 2.1A(i); provided that after the conversion of Delayed Draw Term Loans into Initial Term Loans pursuant to a DDTL Conversion as contemplated by Section 2.1F, such converted Delayed Draw Term Loans shall be deemed to be Initial Term Loans for all purposes of this Agreement and the other Loan Documents (other than for purposes of Sections 2.1A(i) and (iii), Section 2.4B(iii)(h), Section 2.5A, Section 4.4 and Sections 5.9A and C); provided, further, that (x) after the incurrence of the 2013 Incremental Term Loans on the First Amendment Effective Date, the 2013 Incremental Term Loans and (y) after the incurrence of the 2015 Incremental Term Loans on the Second Amendment Effective Date, the 2015 Incremental Term Loans, shall, in each case, be deemed to be Initial Term Loans for all purposes of this Agreement and the other Loan Documents (other than for purposes of Section 2.1A(i), Section 2.5A and Sections 5.9A and C).”

C. The definition of “Loan Documents” is hereby replaced in its entirety as follows:

““Loan Documents” means this Agreement, the Notes, the Letters of Credit (and any applications for Letters of Credit), the Guaranties, the Collateral Documents, the First Amendment, the Second Amendment, any Incremental Loan Commitment Agreement (including, without limitation, the 2013 Incremental Term Loan Commitment Agreement and the 2015 Incremental Term Loan Commitment Agreement), any Refinancing Amendment or any Extension Amendment.”

D. Section 2.2C of the Credit Agreement is hereby replaced in its entirety as follows:

“Interest Payments. Subject to the provisions of Section 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid), on the First Amendment Effective Date (in the case of the Initial Term Loans outstanding immediately prior to the First Amendment Effective Date), on the Second Amendment Effective Date (in the case of the Initial Term Loans outstanding immediately prior to the Second Amendment Effective Date) and at maturity (including final maturity); provided that in the event any Revolving Loans that are Base Rate Loans are prepaid pursuant to Section 2.4B, interest accrued on such Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).”

E. Section 2.4A(i) of the Credit Agreement is hereby replaced in its entirety as follows:

“A. Scheduled Payments of Term Loans.

(i) Scheduled Payments of Initial Term Loans. In addition to any other mandatory repayments pursuant to this Section 2.4, on each date set forth below (each, a “Scheduled Initial Term Loan Repayment Date”), Company shall be required to repay the principal amount of Initial Term Loans, to the extent then outstanding, until the Initial Term Loans are paid in full, as set forth opposite each such date below (each such repayment, a “Scheduled Initial Term Loan Repayment”):

Scheduled Initial Term Loan Repayment Date	Scheduled Initial Term Loan Repayment
September, 15 2015	$1,300,000
December, 15, 2015	$1,300,000
March 15, 2016	$1,300,000
June 15, 2016	$1,300,000
September, 15 2016	$1,300,000
December, 15, 2016	$1,300,000
March 15, 2017	$1,300,000
June 15, 2017	$1,300,000
September, 15 2017	$1,300,000
December, 15, 2017	$1,300,000
March 15, 2018	$1,300,000
June 15, 2018	$1,300,000
September, 15 2018	$1,300,000
December, 15, 2018	$1,300,000
March 15, 2019	$1,300,000
Initial Term Loan Maturity Date	All remaining then-outstanding Initial Term Loans

; provided that the Scheduled Initial Term Loan Repayments set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Initial Term Loans in accordance with Section 2.4B(iv) and provided, further, that the Initial Term Loans and all other amounts owed hereunder with respect to the Initial Term Loans shall be paid in full on the Initial Term Loan Maturity Date, and the final installment payable by Company in respect of the Initial Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Initial Term Loans; provided that the amount of any such payment set forth above shall be adjusted to account for the addition of any Extended Term Loans to contemplate the reduction in the aggregate principal amount of any Initial Term Loans that were converted in connection with the incurrence of such Extended Term Loans.”

SECTION 2. [Reserved].

SECTION 3.

A. Conditions Precedent to Effectiveness. This Amendment shall become effective on the date (the “Second Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(i) (a) Company, the Administrative Agent and the 2015 Incremental Term Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent, (b) Company, the Administrative Agent and each 2015 Incremental Term Loan Lender shall have signed a counterpart (whether the same or different counterparts) of that certain 2015 Incremental Term Loan Commitment Agreement, dated as of the date hereof (the “2015 Incremental Term Loan Commitment Agreement”) and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent and (c) each Subsidiary Guarantor shall have signed a counterpart (whether the same or different counterparts) of an acknowledgement in connection with the 2015 Incremental Term Loan Commitment Agreement and shall have delivered (including by way of facsimile or other electronic transmission) the same to the Administrative Agent;

(ii) the Administrative Agent shall have received from Company and each other Loan Party the following:

(a) an officer’s certificate certifying that (x) no amendments, modifications or changes have been made to (i) the Certificate or Articles of Incorporation or other appropriate organizational documents of such Loan Party and (ii) the Bylaws or similar organizational documents of such Loan Party, since such documents were delivered to the Administrative Agent on the Closing Date or on the date such Loan Party became a Subsidiary Guarantor or (y) attached to such officer’s certificate are (i) the Certificate or Articles of Incorporation or other appropriate organizational documents of such Loan Party and (ii) the Bylaws or similar organizational documents of such Loan Party, in each case of the foregoing clauses (x) and (y), together with a good standing certificate from the Secretary of State of such Loan Party’s jurisdiction of incorporation or formation each dated a recent date prior to the Second Amendment Effective Date;

(b) Resolutions of the Board of Directors or similar governing body of such Loan Party (or other evidence reasonably satisfactory to the Administrative Agent) approving and authorizing the execution, delivery and performance of this Amendment and the Amended Credit Agreement, certified as of the Second Amendment Effective Date by the corporate secretary, an assistant secretary or a Responsible Officer of such Loan Party as being in full force and effect without modification or amendment; and

(c) Signature and incumbency certificates of the officers of such Loan Party executing this Amendment;

(iii) the representations and warranties contained in Section 5 of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) on and as of such earlier date) and as if each reference in any such representation or warranty to “this Agreement” or “the Credit Agreement” included reference to this Amendment and to the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”);

(iv) after giving effect to this Amendment, no Potential Event of Default or Event of Default shall have occurred and be continuing; and

(v) Company shall have paid (x) to Credit Suisse Securities (USA) LLC all fees set forth in the Engagement Letter dated as of June 5, 2015 between Company and Credit Suisse Securities (USA) LLC within the time periods specified therein and (y) to the Administrative Agent for the account of the Administrative Agent all reasonable fees, expenses and other amounts payable to the Administrative Agent in connection with this Amendment (including, without limitation, all reasonable legal fees and expenses of White & Case LLP, counsel to the Administrative Agent to the extent an invoice has been provided to Company prior to the Second Amendment Effective Date).

B. Conditions Precedent to Funding. Each 2015 Incremental Term Loan Lender’s obligation to make 2015 Incremental Term Loans is subject to satisfaction or due waiver of the conditions set forth in Annex I to the 2015 Incremental Term Loan Commitment Agreement.

SECTION 4. Representations and Warranties. In order to induce the Lenders to enter into this Amendment, Company hereby represents and warrants that: (a) all of the representations and warranties set forth in Section 5 of the Credit Agreement and in each of the other Loan Documents are true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) both immediately before and immediately after the Second Amendment Effective Date, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) as of such specific date) and as if each reference in any such representation or warranty to “this Agreement” or “the Credit Agreement” included reference to this Amendment and to the Amended Credit Agreement, (b) after giving effect to this Amendment, no Potential Event of Default or Event of Default shall have occurred and be continuing, (c) the execution, delivery and performance by Company of this Amendment and the Amended Credit Agreement do not conflict with material law or its Articles of Incorporation or Bylaws (or equivalent constitutional documents) and (d) the execution, delivery and performance by Company of this Amendment and the Amended Credit Agreement have been duly authorized by all necessary corporate action required on its part and each of this Amendment and the Amended Credit Agreement is a legal, valid and binding obligation of Company enforceable against Company in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

SECTION 5. Waiver of Defenses; and Release. This Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed or construed (i) to be a consent granted pursuant to, or a waiver, amendment, modification or forbearance of, any term or condition of the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to therein or a waiver of any Potential Event of Default or Event of Default under the Credit Agreement, whether or not known to the Administrative Agent or any of the Lenders, (ii) to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future under or in connection with the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to therein, or (iii) as an agreement by the Lenders to make any Loans or otherwise to extend additional credit at any time other than as expressly provided in and in accordance with the terms of the Credit Agreement, as amended by this Amendment. Except as specifically set forth herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

SECTION 6. References. From and after the Second Amendment Effective Date, all references to the “Credit Agreement”, “thereunder”, “thereof” or words of like import in the Credit Agreement or any other Loan Document and the other documents and instruments delivered pursuant to or in connection therewith (as they relate to the Credit Agreement) shall mean and be a reference to the Credit Agreement as modified hereby and as may in the future be amended, restated, supplemented or modified from time to time.

SECTION 7. Integration. This Amendment and the 2015 Incremental Term Loan Commitment Agreement represent the entire agreement of the parties hereto with respect to the subject matter hereof and thereof. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto, relating to the subject matter of this Amendment and the 2015 Incremental Term Loan Commitment Agreement, which are not fully expressed herein or therein.

SECTION 8. Successors and Assigns. The provisions of this Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders (subject to Section 10.1 of the Credit Agreement).

SECTION 9. Severability. In case any provision in or obligation under this Amendment shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 10. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 11. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page by telecopier or electronic transmission shall be effective as delivery of a manually executed counterpart.

SECTION 12. Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purposes or be given any substantive effect.

SECTION 13. FATCA Grandfather Status. From and after the Second Amendment Effective Date, Company shall indemnify the Administrative Agent, and hold it harmless from, any and all losses, claims, damages, liabilities and related expenses, including Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under FATCA, the 2015 Incremental Term Loans as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

SECTION 14. Consent to Assignment. Notwithstanding anything to the contrary in the Credit Agreement (including Section 10.1 thereof), no consent of Company shall be required for any assignment of 2015 Incremental Term Loans made by Credit Suisse AG, Cayman Islands Branch within 60 days after the Second Amendment Effective Date (to the extent the respective assignee has been identified on a list approved by Company on or prior to the Second Amendment Effective Date).

[Signature page follows]

IN WITNESS WHEREOF, Company, the Administrative Agent and the Lenders party hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ALLIANCE HEALTHCARE SERVICES, INC.

By:	/s/ Richard W. Johns
Name:	Richard W. Johns
Title:	Executive Vice President, General Counsel and Secretary

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender and as Administrative Agent

By:	/s/ Robert Hetu
Name:	Robert Hetu
Title:	Authorized Signatory

By:	/s/ Lingzi Huang
Name:	Lingzi Huang
Title:	Authorized Signatory